Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

- 3Q13 Total Net Revenues Increased by 52% vs. 3Q12 to $108.1 MM -

CHESTERBROOK, PA (November 6, 2013) - Auxilium Pharmaceuticals, Inc. (Nasdaq: AUXL), a fully integrated specialty biopharmaceutical company, today announced financial results for the quarter ending September 30, 2013.  The Company also highlighted select commercial, regulatory and clinical development progress in the third quarter of 2013 and updated guidance for full year 2013.

For the quarter ended September 30, 2013, Auxilium reported net revenues of $108.1 million, compared to net revenues of $71.0 million in the third quarter of 2012, an increase of 52%.  For the third quarter of 2013, XIAFLEX® U.S. net revenues increased by 20% over the comparable 2012 period to $15.9 million and U.S. Testim® net revenues decreased by 7% to $50.7 million.  Revenues from Auxilium’s recently acquired subsidiary, Actient Holdings LLC, resulted in net revenues of $38.3 million for the third quarter of 2013.  This included TESTOPEL® net revenues of $20.6 million and Edex® net revenues of $8.0 million for the third quarter of 2013.

Auxilium reported net income for the quarter ending September 30, 2013 of $8.5 million, or $0.17 per share (basic and fully diluted) on a non-GAAP basis compared to a non-GAAP net loss of ($6.9) million, or ($0.14) per share (basic and fully diluted)  for the quarter ending September 30, 2012.  On a U.S. GAAP basis, Auxilium reported net loss of ($28.9) million, or ($0.59) per share (basic and fully diluted), compared to a net loss of ($10.5) million, or ($0.21) per share (basic and fully diluted), reported for the third quarter of 2012.  The foregoing non-GAAP financial measures should not be relied upon as an alternative to GAAP measures.

“We are pleased with the overall momentum of the business and are delighted to deliver what we consider to be a strong third quarter of record revenues in addition to significant non-GAAP earnings per share growth,” said Adrian Adams, Chief Executive Officer and President of Auxilium.  “The recent in-licensing of STENDRATM, a first line oral therapy for erectile dysfunction, further reflects a successful execution of our corporate development and licensing strategy which remains focused on diversifying and strengthening our product portfolio. This, together with the potential opportunity for XIAFLEX in Peyronie’s disease, if approved by the FDA, and measured progress in research and development with the initiation of a Phase 2a study in cellulite and pending initiation of a Phase 2b study in frozen shoulder later this year positions us well, we believe, to drive increased shareholder value over time.”

Third Quarter 2013 and Recent Highlights:

•                  On October 23, 2013, Auxilium announced the first cohort of patients has been dosed in its Phase 2a study of collagenase clostridium histolyticum (or “CCH”) for the treatment of edematous fibrosclerotic panniculopathy (“EFP), commonly known as cellulite, following positive results observed in earlier open-label studies.

•                  On October 11, 2013, Auxilium announced the signing of an agreement with VIVUS, Inc. (NASDAQ: VVUS) providing Auxilium with the exclusive right to market VIVUS’s product,

STENDRA (avanafil), in the United States and Canada.  STENDRA is an oral therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of erectile dysfunction.

•                  In September, Auxilium announced it entered into an Incremental Assumption Agreement (“Incremental Agreement”) with Morgan Stanley Senior Funding, Inc. (“MSSF”) under its existing Credit Agreement with MSSF.  Under the Incremental Agreement, the Company raised an additional $50,000,000 from a syndicate of lenders, on terms consistent with its existing $225,000,000 senior secured credit facility.

•                  In August, Auxilium announced that the U.S. Food and Drug Administration (“FDA”) extended the Prescription Drug User Fee Act goal date for the Company’s supplemental biologics license application for XIAFLEX (collagenase clostridium histolyticum) for the treatment of Peyronie’s disease from September 6, 2013 to December 6, 2013.

•                  To date, Auxilium remains on track to meet its goal to realize $20 million in synergies from the Actient transaction by the end of 2014.

Third Quarter 2013 Financial Details

Total revenues for the three months ended September 30, 2013 were $108.1 million, an increase of 52% over the $71.0  million recorded in the third quarter of 2012.  This increase in net revenues was due to increases in XIAFLEX U.S. sales and the addition of the Actient products, offset by lower U.S. Testim revenues.  For the third quarter of 2013, XIAFLEX U.S. net revenues increased by 20% and Testim U.S. net revenues decreased by 7% over the comparable 2012 period. See Table 1 attached for further details on revenues.

On a non-GAAP basis, gross margin on net revenues was 74% for the quarter ended September 30, 2013 compared to 78% for the comparable period in 2012.  The decrease in the gross margin rate is primarily due to costs related to XIAFLEX manufacturing initiatives offset in part by the inclusion of the acquired higher margin Actient product revenues in the third quarter of 2013.

On a non-GAAP basis, research and development spending for the quarter ended September 30, 2013 was $11.1 million compared to $9.8 million in the comparable 2012 period.  This increase in expense results principally from spending on the XIAFLEX multi-cord Phase 3 clinical trial for Dupuytren’s contracture, partially offset by lower spending on XIAFLEX clinical trials for the treatment of Peyronie’s disease.

On a non-GAAP basis, selling, general and administrative costs for the quarter ended September 30, 2013 were $55.2 million, compared to $52.6 million in the comparable 2012 period.  This increase was primarily due to the added expenses of the acquired Actient operations and an increase in marketing and advertising spend related to the potential launch, if approved, of XIAFLEX for the treatment of Peyronie’s disease, partially offset by lower advertising spending for Dupuytren’s Contracture and non-cash costs included in the third quarter of 2012 for the now mutually terminated Testim co-promotion agreement with GSK.

The non-GAAP net income for the third quarter of 2013 was $8.5 million, or $0.17 per share, (basic and fully diluted) compared to non-GAAP net loss of ($6.9) million, or ($0.14) per share, (basic and fully diluted) for the third quarter of 2012.

As of September 30, 2013, Auxilium had $121.4 million in cash, cash equivalents and short-term investments, compared to $157.4 million at December 31, 2012, and outstanding debt of $291.0 million ($350.0 million at par value) in Convertible Notes and $257.8 million ($268.8 million par value) in a senior secured term loan.

The foregoing non-GAAP financial measures should not be relied upon as an alternative to GAAP measures.  A description of the non-GAAP calculations and reconciliation to the closest comparable GAAP measure, as well as the Company’s rationale for the utility to investors of the non-GAAP measures it has elected to report, is provided in the accompanying tables 2 and 3 captioned “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”

Updated Guidance:

Management is updating previously announced guidance for 2013 as follows (in millions of dollars):

	Updated	Prior
	Guidance	Guidance(1)
XIAFLEX
U.S. Revenues	55 - 65	55 - 65
Ex U.S./ Def Rev	15 - 16	13 - 15
Total XIAFLEX	70 - 81	68 - 80
Global Testim Revenues	200 - 210	210 - 225
TESTOPEL	55 - 60	45 - 55
Other Actient Revenues	45 - 50	40 - 45
Total Revenues	370 - 401	363 - 405
R&D (non-GAAP)	45 - 55	45 - 55
SG&A (non-GAAP)	205 - 210	205 - 215
Interest Expense (non-GAAP)	13 - 15	10 - 15
Non-GAAP Net Income (Loss)	25 - 30	23 - 28

(1) Previous guidance given on August 1, 2013

Conference Call

Auxilium will hold a conference call today, November 6, 2013 at 10:00 a.m. ET, to discuss third quarter 2013 results. The presentation slides to be used during the call will be available on the “For Investors” section of the Company’s web site under the “Presentations” tab at 7:00 a.m. ET.  A question and answer session will follow the presentation.  The conference call and the presentation slides will be simultaneously web cast on the “For Investors” section of the Company’s web site under the “Events” tab.  The conference call will be archived for future review until December 6, 2013.

Conference call details:

Conference call details:
Date:	Wednesday, November 6, 2013
Time:	10:00 a.m. ET
Dial-in (U.S.):	800-510-0219
Dial-in (International):	617-614-3451
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM
To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	90298181

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.  Auxilium markets Testim (testosterone gel) for the topical treatment of hypogonadism in the U.S. and XIAFLEX (collagenase clostridium histolyticum (CCH) for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the U.S. Ferring International Center S.A. markets Testim in certain countries of the EU and Paladin Labs Inc. markets Testim in Canada.  Swedish Orphan Biovitrium AB has marketing rights for XIAPEX (the EU tradename for CCH) in 71 Eurasian and African countries.  Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan and Actelion Pharmaceuticals Ltd has development and commercial rights for XIAFLEX in Canada, Australia, Brazil and Mexico.  Auxilium also markets TESTOPEL, a long-acting implantable testosterone replacement therapy, Edex, the leading branded non-oral drug for erectile dysfunction, Striant®, a buccal system for testosterone delivery, Osbon ErecAid®, the leading device for aiding erectile dysfunction, and also has a non-promoted respiratory franchise, including Theo-24® and Semprex®-D, along with three other non-promoted products, in the U.S.  Auxilium has exclusive marketing rights in the U.S. and Canada for STENDRA, an oral erectile dysfunction therapy.  Auxilium has three projects in clinical development.  XIAFLEX is currently under regulatory review by the U.S. FDA for the treatment of Peyronie’s disease.  CCH is in Phase 2 of development for the treatment of Frozen Shoulder syndrome (adhesive capsulitis) and Phase 2 of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy).  Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions.  No specific assurances can be given with respect to: whether our corporate development and licensing strategy will ultimately be successful; whether our product portfolio is sufficiently diversified; whether we are well positioned to, or will, drive increased shareholder value; whether and when we will meet our synergy goal with respect to the Actient transaction; whether and when we will receive FDA approval for Peyronie’s disease in the U.S. and, if we receive such approval, whether and when we will launch this product; whether and when we will commercialize STENDRA; the success of our recently initiated Phase 2a study for XAIFLEX for the treatment of cellulite; whether and when we will initiate a later stage study for XIAFLEX for the treatment of frozen shoulder; whether we will achieve our financial guidance for 2013; and the degree to which our actual results will meet our projections. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

AUXILIUM CONTACTS:
James E. Fickenscher / CFO	Nichol Ochsner / Senior Director, IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	nochsner@auxilium.com

-Tables to Follow-

AUXILIUM PHARMACEUTICALS, INC.

Table 1- 3rd Quarter 2013 Net Revenue Details

(In millions, except for percentages)

(Unaudited)

	3 Months Ended September 30,		Increase	9 Months Ended September 30,		Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Testim revenues-
Net U.S. product sales	$50.7	$54.6	-7%	$149.2	$175.0	-15%

International revenues	1.6	0.7	126%	3.0	2.8	8%

Total Testim revenues	$52.3	$55.4	-6%	$152.2	$177.8	-14%

XIAFLEX revenues-
Net U.S. product sales	$15.9	$13.2	20%	$42.8	$37.7	14%

International revenues	1.7	2.5	-32%	14.3	7.4	95%

Total XIAFLEX revenues	$17.6	$15.7	12%	$57.1	$45.1	27%

TESTOPEL U.S. revenues*	$20.6		N/A	$35.0		N/A

Edex U.S. revenues*	$8.0		N/A	$13.0		N/A

Other U.S. revenues*	$9.7		N/A	$17.5		N/A

Total net revenues	$108.1	$71.0	52%	$274.8	$222.8	23%

* Actient revenues are included for the time period from April 26, 2013 to September 30, 2013.

International revenues represent amortization of deferred upfront and milestone payments received on our licensing agreements, together with royalties earned on product sales by licensees.

AUXILIUM PHARMACEUTICALS, INC.

Table 2- Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	3 Months Ended September 30, 2013				3 Months Ended September 30, 2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues*	$108.1	$—		$108.1	$71.0	$—		$71.0
Operating expenses:
Cost of goods sold	33.6	(5.4	)(a)	28.1	15.8	(0.0	)(a)	15.8
Research and development	11.8	(0.7	)(b)	11.1	10.6	(0.8	)(b)	9.8
Selling, general and administrative	62.8	(7.6	)(c)	55.2	55.3	(2.7	)(c)	52.6
Amortization of purchased intangibles	15.1	(15.1	)(d)	—		—		—
Contingent consideration	4.7	(4.7	)(e)	—		—		—
Total operating expenses	127.9	(33.5)		94.4	81.8	(3.5)		78.2
Income (loss) from operations	(19.8)	33.5		13.7	(10.7)	3.5		(7.2)
Interest income (expense), net	(8.8)	3.9	(f)	(4.9)	0.3	—		0.3
Income (loss) before income taxes	(28.6)	37.4		8.8	(10.5)	3.5		(6.9)
Income tax (expense)	(0.3)	—		(0.3)		—		—
Net income (loss)	$(28.9)	$37.4		$8.5	$(10.5)	$3.5		$(6.9)

Net income (loss) per common share:
Basic	$(0.59)			$0.17	$(0.21)			$(0.14)
Diluted	$(0.59)			$0.17	$(0.21)			$(0.14)

Shares used to compute net income (loss)
per share:
Basic	49.4			49.4	49.1			49.1
Diluted	49.4	0.3	(g)	49.7	49.1			49.1

* Actient revenues are included from date of acquisition of April 26, 2013.

	3 Months	3 Months
	Ended September 30, 2013	Ended September 30, 2012
Adjustments to:
(a) Costs of goods sold:
Employee stock-based compensation (1)	$(0.0)	$(0.0)
Acquired inventory step -up value (2)	(5.4)	—
Total	$(5.4)	$(0.0)

(b) Research and development:
Employee stock-based compensation (1)	(0.7)	(0.8)

(c) Selling, general and administrative:
Employee stock-based compensation (1)	(2.7)	(2.7)
Acquisition related severance costs (3)	(3.0)	—
Acquisition related transaction and integration costs (3)	(2.0)	—
Total	$(7.6)	$(2.7)

(d) Amortization of purchased intangibles (4)	(15.1)	—

(e) Contingent consideration		—
Change in contingent consideration (5)	(4.7)

(f) Interest income (expense), net
Non-cash interest expense (6)	3.9

(g) Shares used to compute net income (loss) per share:
Diluted (7)	0.3	—

(1)         The effects of employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions.  We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how Auxilium management internally manages the business.

(2)         The effects of recognition of the step-up in value of inventory acquired in the Actient acquisition are excluded because this expense is non-cash and, consequently, we believe investors are able to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(3)         The effects of  expenses related to the acquisition and integration costs are excluded because of the non-recurring nature of these expenses and, we believe, such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(4)         The effects of amortization of  intangible assets acquired in the Actient acquisition are excluded because this expense is non-cash and, we believe, such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies and is reflective of how Auxilium management internally manages the business.

(5)         The effects of the change in contingent consideration are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Actient. We believe such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies and is reflective of how Auxilium management internally manages the business.

(6)         The effects of non-cash interest related to the convertible senior notes due 2018  and the term loan due 2017 are excluded.  We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies, and is reflective of how Auxilium management internally manages the business.

(7)         This adjustment is to include the dilutive impact of incremental  common shares from assumed conversions of stock compensation plans during the period in the weighted average number of common shares used to compute the Non-GAAP diluted net income per share.

AUXILIUM PHARMACEUTICALS, INC.

Table 3- Reconciliation of GAAP to Non-GAAP Net Income (Loss)

(In millions, except per share amounts)

(Unaudited)

	9 Months Ended September 30, 2013				9 Months Ended September 30, 2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Net revenues*	$274.8	$—		$274.8	$222.8	$—		$222.8
Operating expenses:
Cost of goods sold	75.9	(10.0	)(a)	65.9	50.3	(0.1	)(a)	50.2
Research and development	37.3	(2.1	)(b)	35.2	32.8	(2.0	)(b)	30.7
Selling, general and administrative	182.0	(34.9	)(c)	147.1	144.9	(9.0	)(c)	135.9
Amortization of purchased intangibles	26.0	(26.0	)(d)	—	—	—		—
Contingent consideration	6.9	(6.9	)(e)	—	—	—		—
Total operating expenses	328.1	(79.9)		248.2	227.9	(11.1)		216.8
Income (loss) from operations	(53.2)	79.9		26.6	(5.1)	11.1		6.0
Interest income (expense), net	(18.8)	9.7	(f)	(9.1)	0.6	—		0.6
Income (loss) before income taxes	(72.0)	89.5		17.5	(4.5)	11.1		6.6
Income tax benefit (expense)	92.1	(92.4	)(g)	(0.3)		—		—
Net income (loss)	$20.0	$(2.8)		$17.2	$(4.5)	$11.1		$6.6

Net income (loss) per common share:
Basic	$0.41			$0.35	$(0.09)			$0.14
Diluted	$0.40			$0.35	$(0.09)			$0.13

Shares used to compute net income (loss) per share:
Basic	49.3			49.3	48.6			48.6
Diluted	49.6			49.6	48.6	0.4	(h)	49.0

* Actient revenues are included for the time period from April 26, 2013, date of acquisition, to September 30, 2013.

	9 Months	9 Months
	Ended September 30, 2013	Ended September 30, 2012
Adjustments to:
(a) Costs of goods sold:
Employee stock-based compensation (1)	$(0.1)	$(0.1)
Acquired inventory step -up value (2)	(9.9)	—
Total	$(10.0)	$(0.1)

(b) Research and development:
Employee stock-based compensation (1)	(2.1)	(2.0)

(c) Selling, general and administrative:
Employee stock-based compensation (1)	(9.2)	(9.0)
Acquisition related severance costs (3)	(13.0)	—
Acquisition related transaction and integration costs (3)	(12.7)	—
Total	$(34.9)	$(9.0)

(d) Amortization of purchased intangibles (4)	(26.0)	—

(e) Contingent consideration		—
Change in contingent consideration (5)	(6.9)

(f) Interest income (expense), net
Non-cash interest expense (6)	9.7

(g) Income tax benefit (7)	(92.4)	—

(h) Shares used to compute net income (loss) per share:
Diluted (8)	—	0.4

(1)         The effects of employee stock-based compensation are excluded because of varying available valuation methodologies and subjective assumptions.  We believe this is a useful measure for investors because such exclusion facilitates comparison to peer companies who also provide similar non-GAAP disclosures and is reflective of how Auxilium management internally manages the business.

(2)         The effects of recognition of the step-up in value of inventory acquired in the Actient acquisition are excluded because this expense is non-cash and, consequently, we believe investors are able to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(3)         The effects of  expenses related to the acquisition and integration costs are excluded because of the non-recurring nature of these expenses and, we believe, such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies.  Additionally, the amounts excluded are not indicative of anticipated ongoing operations.

(4)         The effects of amortization of  intangible assets acquired in the Actient acquisition are excluded because this expense is non-cash and, we believe, such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies and is reflective of how Auxilium management internally manages the business.

(5)         The effects of the change in contingent consideration are excluded due to the nature of this charge, which is related to the change in the fair value of the liability for contingent consideration in connection with the acquisition of Actient. We believe such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies and is reflective of how Auxilium management internally manages the business.

(6)         The effects of non-cash interest related to the convertible senior notes due 2018 and the term loan due 2017 are excluded.  We believe such exclusion facilitates an understanding of the effects of the debt service obligations on the Company’s liquidity and comparisons to peer group companies and is reflective of how Auxilium management internally manages the business.

(7)         The effects of non-cash tax benefit related to the acquisition of Actient is excluded because of its non-recurring nature. We believe such exclusion facilitates investors ability to more accurately compare our operating results to those of our peer companies.

(8)         This adjustment is to include the dilutive impact of incremental  common shares from assumed conversions of stock compensation plans during the period in the weighted average number of common shares used to compute the Non-GAAP diluted net income per share.